UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court, Miami Lakes, Florida	33014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2015, ERBA Diagnostics, Inc. (the “Company”) entered into that certain Business Loan Agreement (the “New Loan Agreement”) and that certain Promissory Note (the “New Note”) with Citibank, N.A. (“Citibank”), which provides for a secured, revolving credit facility of up to $3,500,000 (the “New Line of Credit”). The New Line of Credit has replaced the secured, revolving credit facility of up to $2,000,000, which the Company had entered into with Citibank on March 1, 2013 (the “Old Line of Credit”) and which is no longer outstanding.

Amounts outstanding under the New Line of Credit (a) will accrue interest at an annual rate equal to the 30-day LIBOR plus 1.75% and (b) will become due and payable on February 29, 2016, subject to acceleration upon the occurrence of certain specified events of default that the Company believes are customary for transactions of this type. Pursuant to the New Loan Agreement, the Company will be subject to certain specified positive and negative covenants (including, without limitation, the requirements to maintain a specified capital base and a specified leverage ratio) that the Company believes are customary for transactions of this type.

Amounts outstanding under the New Line of Credit will be secured by all of the assets of the Company and its wholly-owned subsidiaries located in the United States – Diamedix Corporation (“Diamedix”), ImmunoVision, Inc. (“ImmunoVision”), Drew Scientific, Inc. (“Drew Scientific”), and JAS Diagnostics, Inc. (“JAS”). The security interests were granted pursuant to that certain Commercial Security Agreement (the “New Security Agreement”), dated as of March 25, 2015, made by JAS in favor of Citibank, and pursuant to those certain Commercial Security Agreements (the “Old Security Agreements”), dated as of March 1, 2013, made by each of the Company, Diamedix, ImmunoVision and Drew Scientific in favor of Citibank in connection with the Old Line of Credit.

Amounts outstanding under the New Line of Credit will also be secured by the Company’s pledge of up to sixty-six percent (66%) of the total combined voting power of all classes of capital stock and other equity interests entitled to vote of Delta Biologicals, S.r.L. (“Delta”), the Company’s wholly-owned subsidiary located in Italy. The pledge was granted pursuant to that certain Commercial Pledge Agreement (the “New Pledge Agreement”), dated as of March 25, 2015, made by the Company in favor of Citibank.

In addition, each of Diamedix, ImmunoVision, Drew Scientific and JAS has guaranteed the repayment of amounts drawn on the New Line of Credit pursuant to Commercial Guaranty Agreements (the “New Guaranties”). Further, Transasia Bio-Medicals Limited, the indirect parent company of the Company, has also guaranteed the repayment of amounts drawn on the New Line of Credit.

The descriptions of the New Loan Agreement, New Note, New Security Agreement, Old Security Agreements, New Pledge Agreement and New Guaranties set forth under this Item 1.01 do not purport to be complete. Such descriptions are qualified in their entirety by reference to copies of the New Loan Agreement (attached hereto as Exhibit 10.1), the New Note (the form of which is attached hereto as Exhibit 10.2), the New Security Agreement (the form of which is attached hereto as Exhibit 10.3), the New Pledge Agreement (the form of which is attached hereto as Exhibit 10.4), the New Guaranties (the form of which is attached hereto as Exhibit 10.5) and the Old Security Agreements (the form of which was previously filed), as applicable, each of which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The New Line of Credit has replaced the Old Line of Credit, which is no longer outstanding.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1 –	Business Loan Agreement, dated as of March 25, 2015, by and between ERBA Diagnostics, Inc. and Citibank, N.A.

	10.2 –	Form of Promissory Note, executed on March 25, 2015, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A

	10.3 –	Form of Commercial Security Agreement, dated as of March 25, 2015, made by JAS Diagnostics, Inc. in favor of Citibank, N.A.

	10.4 –	Form of Commercial Pledge Agreement, dated as of March 25, 2015, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

	10.5 –	Form of Commercial Guaranty Agreement, dated as of March 25, 2015, made by each of Diamedix Corporation, ImmunoVision, Inc., Drew Scientific, Inc., and JAS Diagnostics, Inc., in favor of Citibank, N.A.

10.6 –

Form of Commercial Security Agreement, dated as of March 1, 2013, made by each of ERBA Diagnostics, Inc., Diamedix Corporation, ImmunoVision, Inc., and Drew Scientific, Inc., in favor of Citibank, N.A. (incorporated herein by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by ERBA Diagnostics, Inc. on March 7, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015	ERBA Diagnostics, Inc.
	By:	/s/ Mohan Gopalkrishnan
Name: Mohan Gopalkrishnan,
Title: Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Business Loan Agreement, dated as of March 25, 2015, by and between ERBA Diagnostics, Inc. and Citibank, N.A.

10.2	Form of Promissory Note, executed on March 25, 2015, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A

10.3	Form of Commercial Security Agreement, dated as of March 25, 2015, made by JAS Diagnostics, Inc. in favor of Citibank, N.A.

10.4	Form of Commercial Pledge Agreement, dated as of March 25, 2015, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

10.5	Form of Commercial Guaranty Agreement, dated as of March 25, 2015, made by each of Diamedix Corporation, ImmunoVision, Inc., Drew Scientific, Inc., and JAS Diagnostics, Inc., in favor of Citibank, N.A.